UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 05, 2025

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue 20th Floor
New York, New York		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 323 421-5980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 5, 2025, Vince Holding Corp. (the "Company") received notification (the "Acceptance Letter") from The New York Stock Exchange (the "NYSE") that it has accepted the Company's previously-submitted plan (the "Plan") to regain compliance with the NYSE's continued listing standard under Section 802.01B of the NYSE Listed Company Manual (the "Manual"), which requires the Company's 30-trading day average market capitalization to be not less than $50 million and the Company's stockholders' equity to be not less than $50 million ("Section 802.01B").

As previously disclosed, on May 6, 2025 the Company received a notice from the NYSE indicating that it was not in compliance with Section 802.01B because the Company's 30-trading day average market capitalization was less than $50 million and the Company's stockholders' equity was less than $50 million.

In the Acceptance Letter, the NYSE granted the Company until November 6, 2026 (the "Plan Period") to regain compliance with Section 802.01B. During the Plan Period, the Company will be subject to periodic monitoring for compliance with the Plan. If the Company does not regain compliance with Section 802.01B by the end of the Plan Period, or if the Company does not make progress consistent with the Plan, then the NYSE may initiate delisting proceedings.

Pursuant to the NYSE rules, the Company's common stock will continue to be listed and traded on the NYSE during the Plan Period, subject to the Company's compliance with other applicable continued listing requirements in the Manual. The Acceptance Letter does not affect the Company's ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

No assurance can be given that the Company will be able to make progress with respect to the Plan that the NYSE will determine to be satisfactory, or that it will regain compliance with Section 802.01B. If the Company's common stock ultimately were to be suspended from trading and delisted for any reason, it could have adverse consequences including, among other things, reduced trading liquidity of the common stock, lower demand and market price for shares of the Company's common stock, adverse publicity and a reduced interest in the Company from investors, analysts and other market participants. In addition, a suspension or delisting could impair the Company's ability to raise additional capital through the public markets and the Company's ability to attract and retain employees by means of equity compensation.

Item 8.01 Other Events.

On August 6, 2025, the Company issued a press release announcing its receipt of the Acceptance Letter. A copy of the Company's press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release of the Company, dated August 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCE HOLDING CORP.

Date:	August 6, 2025	By:	/s/ Akiko Okuma
Akiko Okuma, Chief Administrative Officer & General Counsel